As filed with the Securities and Exchange Commission on June 15, 2015

Registration No. 333-71270

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-59337

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-71270

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CANADIAN NATIONAL RAILWAY COMPANY

(Exact Name of Registrant as specified in its charter)

CANADA		98-0018609
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
935 de La Gauchetiere Street West, Montreal, Quebec, Canada H3B 2M9
(Address including zip code of Principal Executive Offices)

Option Adjustment Program Canadian National/Wisconsin Central Option Adjustment Program

(Full title of the plans)

Sean Finn Executive Vice-President Corporate Services and Chief Legal Officer Canadian National Railway Company 935 de La Gauchetiere Street West Montreal, Quebec, Canada H3B 2M9 (514) 399-7091

(Name, address and telephone number, including area code, of agent for service)

with a copy to: Michael T. Novak General Counsel - US Illinois Central Railroad Company 17641 South Ashland Avenue Homewood, IL 60430

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Canadian National Railway Company (the “Registrant”) on Form S-8 (the “Registration Statements”):

•	Registration Statement No. 333-59337, filed with the Securities and Exchange Commission (the “Commission”) on July 17, 1998, registering the offering and sale of common shares of the Registrant (“Common Shares”) under the Option Adjustment Program; and

•	Registration Statement No. 333-71270, filed with the Commission on October 9, 2001, registering the offering and sale of Common Shares under the Canadian National/Wisconsin Central Option Adjustment Program (collectively, the “Plans”).

The Plans are no longer in force and no awards remain outstanding under each Plan. Accordingly, the Registrant is filing this Post-Effective Amendment pursuant to Rule 478 under the Securities Act of 1933, as amended, to hereby terminate the effectiveness of the Registration Statements. The Registrant hereby removes from registration any Common Shares registered under the Registration Statements that have not previously been sold under the applicable Plan as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada, on June 15, 2015.

Canadian National Railway Company
By:	/s/ Sean Finn
Name:	Sean Finn
Title:	Executive Vice-President Corporate Services and Chief Legal Officer

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.